Exhibit 10.1

BRUSH ENGINEERED MATERIALS INC.

2006 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

Page

1.	Purpose		1
2.	Definitions		1
3.	Shares Subject to this Plan		4
4.	Performance Restricted Shares		5
5.	Performance Shares and Performance Units		5
6.	Restricted Shares		6
7.	Option Rights		7
8.	Appreciation Rights		8
9.	Restricted Stock Units		9
10.	Administration of the Plan		10
11.	Adjustments		10
12.	Detrimental Activity		11
13.	Participation by Employees of Designated Subsidiaries		11
14.	Non-U.S. Employees		11
15.	Transferability		12
16.	Withholding Taxes		12
17.	Compliance with Section 409A of the Code		12
18.	Effective Date		13
19.	Amendments		13
20.	Termination of the Plan		14
21.	Governing Law		14
22.	Miscellaneous Provisions		14
		i

BRUSH ENGINEERED MATERIALS INC.

2006 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to attract and retain officers, other key employees and consultants of Brush Engineered Materials

Inc. (the “Corporation”) and its Subsidiaries and to provide such persons with incentives and rewards for superior performance and to promote equity participation by the officers, key employees and consultants of the Corporation, and thereby reinforcing a mutuality of interest with other shareholders, and permitting officers, key employees and consultants to share in the Corporation’s growth.

2. Definitions. As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 8 of this Plan, including a Free-standing Appreciation Right and a

Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

A “Change in Control” of the Corporation shall have the meaning determined by the Committee from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 10(a) of this Plan.

“Common Shares” means (i) Common Shares without par value of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Performance Restricted Shares, Performance Shares or Performance Units, Option Rights, Appreciation Rights or a grant or sale of Restricted Shares or Restricted Stock Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Designated Subsidiary” means a subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the award granted. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Corporation and, with the approval of the Committee, need not be signed by a representative of the Corporation or a Participant.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Restricted Shares, Performance Shares or Performance Units or, when so determined by the

Committee, Option Rights, Appreciation Rights, Restricted Stock Units or dividend credits. Management Objectives may be described in terms of Corporation-

wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be relative to the performance of other companies. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely, to become, a Covered Employee shall be limited to specified levels of or growth in one or more of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

(iii) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

(v) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and variable margin divided by sales);

(vi) Liquidity Measures (e.g., debt-to -capital, debt-to -EBITDA, total debt ratio, EBITDA multiple);

(vii) Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the
Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

“Market Value per Share” means, as of any particular date, the fair market value of the Common Shares as determined by the Committee.

“Nonqualified Option” means an Option Right that is not intended to, qualify as a Tax-qualified Option.

“Optionee” means the person so designated in an Evidence of Award evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax- qualified Option granted pursuant to Section 7 of this Plan. 2

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer,

including without limitation an officer who may also be a member of the Board, or other salaried employee or consultant of the Corporation or a Subsidiary or (ii) has agreed to commence serving in any of such capacities, within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Corporation or a Subsidiary that are equivalent to those typically provided by an employee.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 5 of this Plan within, which, the Management Objective relating thereto is to be achieved.

“Performance Restricted Shares” means Common Shares granted pursuant to Section 4 of this Plan as to which neither substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 4 has expired.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share and is awarded pursuant to Section 5 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to the Market Value per Share of one Common Share on

the Date of Grant and is awarded pursuant to Section 5 of this Plan.

“Plan” means the Brush Engineered Materials Inc. 2006 Stock Incentive Plan, as may be amended from time to time.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 6 has expired. Restricted Shares are not subject to Management Objectives specified by the Committee.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions under Section 9 of this Plan.

“Restricted Stock Units” means an award pursuant to Section 9 of this Plan of the right to receive Common Shares at the end of a specified Restriction Period.

“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options,

“Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is granted in tandem with an

Option Right.

“Tax-qualified Option” means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option. 3

3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred

(A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Shares or Performance Restricted Shares and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or

Performance Units that have been earned, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 1,250,000 Common
Shares, plus any Common Shares relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury  shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) Common Shares withheld by the Corporation to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) Common Shares that are repurchased by the Corporation with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, whether or not all Common Shares covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.

(b) Life-of -Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) The aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock

Options shall not exceed 1,250,000.

(ii) The aggregate number of Common Shares issued as or in payment of, as the case may be, Performance Restricted Shares, Performance Shares, Performance Units, Restricted Shares (and released from substantial risk of forfeiture) or Restricted Stock Units shall not in the aggregate exceed 850,000.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) No Participant shall be granted, Restricted Stock Units that specify Management Objectives, Performance Restricted Shares, Performance Shares, in the aggregate, for more than 50,000 Common Shares during any calendar year.

(ii) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.

(iii) No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 100,000 Common

Shares during any calendar year.

(d) Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares provided for in Section 3(a)(i) above may be used for awards granted under Sections 4 through 10 of this Plan that do not comply with the three-year requirements set forth in Sections 6(c) and 9(c) of this Plan and the one-year requirements of Sections 4(b), 5

(b) and 9(b) of this Plan. 4

4. Performance Restricted Shares. The Committee may from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of Performance Restricted Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Any grant of Performance Restricted Shares shall specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares and each grant shall specify in respect of the specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance

Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives; provided, however, that no such termination shall occur less than one year after the Date of

Grant, except in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation or similar transaction or event.

(c) Each grant may be made without payment of additional consideration from the Participant.

(d) Each grant shall provide that the Performance Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture”

within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation or other similar transaction or event.

(e) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Performance Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Performance Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(f) Any grant may require that any or all dividends or other, distributions paid on the Performance Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(g) Each grant of Performance Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Performance Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Performance Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

5. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance

Units that shall become payable to the Participant upon the achievement of specified Management Objectives during the Performance Period.
Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors, provided, however, that no such adjustment will be made in the case of a Covered Employee where such 5 action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as shall be determined by the Committee on the Date of Grant and may be subject to earlier termination or other modification in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation

or similar transaction or event.

(c) Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the specified Management Objective. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the
Management Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned,

and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common
Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f) The Committee may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

6. Restricted Shares. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant shall, constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each grant or sale may be made without payment of additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a Change in
Control of the Corporation or similar transaction or event.

(d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions 6 subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional, Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(f) Each grant of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

7. Option Rights. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant of Option Rights shall specify the number of Common Shares to which it pertains.

(b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation,

(ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and having a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 7(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

(d) Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 7(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same, risks of forfeiture or restrictions on transfer as those that applied, to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall, apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or, all of the Common Shares to which the exercise relates.

(f) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

(g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation or similar transaction or event. 7

(h) Any grant of Option Rights may specify Management Objectives which, if achieved, will result in exercisability of such rights.

(i) Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code,

including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who, on the date of the grant, are officers or other key employees of the
Corporation or any Subsidiary who must meet the definition of “employees” under Section 3401(c) of the Code.

(j) The Committee may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(k) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 8 of this Plan.

(l) No Option Right granted pursuant to this Section 7 may be exercised more than 10 years from the Date of Grant. Subject to this limit, the Committee may cause Option Rights to continue to be exercisable after termination of employment of the Participant under circumstances specified by the Committee.

(m) The Committee reserves the discretion after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise;

(ii) the availability of a loan at exercise; or (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common
Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the exercise price.

(n) The Committee may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or

Appreciation Rights payable in cash, Common Shares, or in any combination thereof as elected by the Committee) for outstanding
Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is
equivalent to the difference between the Market Value Share of the underlying Common Shares and the Option Price of the Options. If, in

the opinion of the Corporation’s auditors, this provision creates adverse accounting consequences for the Corporation, it shall be considered null and void.

(o) Each grant of Option Rights shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the

Committee may determine consistent with this Plan.

8. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. An Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable. 8

(d) Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the

Participant or a Change in Control of the Corporation or similar transaction or event.

(e) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(f) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(g) Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(h) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only

(i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the
Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i) Regarding Free-standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any

Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the Participant or a Change in
Control of the Corporation or similar transaction or event; and

(iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

9. Restricted Stock Units. The Committee may also authorize grants or sales of Restricted Stock Units to Participants. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant or sale shall constitute the agreement by the Corporation to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Restriction Period of such conditions (which may include the achievement of Management Objectives) as the Committee may specify.

(b) If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of

Restricted Stock Units which restriction will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(c) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the

Participant that is less than the Market Value per Share on the Date of Grant.

(d) If the Restriction Period lapses only by the passage of time, each grant or sale shall provide that the Restricted Stock Units covered thereby shall be subject to a Restriction Period of at least three 9 years, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation or similar transaction or event.

(e) During the Restriction Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Restricted Stock Units and shall not have any right to vote such  shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such Restricted Stock Units in cash or in additional Common Shares on a current, deferred or contingent basis.

(f) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g) Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

10. Administration of the Plan.

(a) This Plan shall be administered by the Organization and Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

(b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares, Performance Restricted Shares, Performance Shares or Performance Units, Appreciation Rights or Restricted Stock Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c) The Committee may delegate to the appropriate officer or officers of the Corporation or any Subsidiary, part or all of its authority with respect to the administration of awards made by the Committee to individuals who are not officers or directors of the Corporation within the meaning of the Securities Exchange Act of 1934.

(d) To the extent permitted by Ohio law, the Committee may, from time to time, delegate to one or more officers of the Corporation the authority of the Committee to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding

Option Rights, Appreciation Rights, Restricted Stock Units and Performance Shares and Performance Units granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The committee may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this 2006 Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify. This Section 11 shall not be construed to permit the re-pricing of any Option Rights in the absence of any of the circumstances described above in contravention of Section 19(b) hereof.

12. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Corporation or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity (as defined by the Committee in the Evidence of Award), and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under this Plan then held by the Participant;

(b) Return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefor by the Participant, all

Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Corporation in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

13. Participation by Employees of Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan, and any applicable Agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common

Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.

14. Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary or Designated Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law; tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan

(including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15. Transferability. (a) Except as provided in Section 15(c) below, no Option Right or Appreciation Right or other derivative security granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b) The Committee may specify at the Date of Grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, or in payment of Performance Shares or Performance Unit or upon the termination of the Restriction Period applicable to Restricted Stock Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Sections 46 and 6 of this Plan, shall be subject to further restrictions upon transfer.

(c) The Committee may determine that Option Rights (other than Incentive Stock Options) and Appreciation Rights may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Corporation or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 15(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in -law, father-in -law, son-in -law, daughter-in -law, brother-in -law, or sister-in -law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

16. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights. In no event shall the Market Value per
Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the

Corporation’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Corporation under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this 2006 Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Corporation’s controlled group under

Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in
Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least

80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

18. Effective Date. This Plan will be effective as of May 2, 2006, the date the Plan is approved by shareholders.

19. Amendments.

(a) The Committee may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or
(iv) must otherwise be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New
York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

(c) If permitted by Section 409A of the Code and except in the case of a Covered Employee where such action would result in the loss of an otherwise available exemption under Section 162(m) of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an
Option Right or Appreciation Right not immediately exercisable in full, or any Performance Restricted Shares, Restricted Shares as to
which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which

such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively and except in the case of a Covered Employee where such action would result in the loss of an otherwise available exemption under Section 162(m) of the Code, but subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Termination of the Plan. No further awards shall be granted under this Plan after the passage of 10 years from the date on which this

Plan was first approved by the shareholders of the Corporation.

21. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

22. Miscellaneous Provisions.

(a) The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Leave of absence approved by a duly constituted officer of the Corporation or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is on a leave of absence.

(f) No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this

Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(h) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.